EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File
No. 33-94022) of our report dated August 18, 1995 on our audit of the Statement of Assets and Liabilities of Life Cycle Mutual Funds, Inc. (comprised of the Life Cycle Bond Fund, the Life Cycle Harvest Fund, the Life Cycle Equity Fund, and the Life Cycle Retirement Income Fund) as of August 16, 1995.

We also consent to the reference to our Firm under the heading "Counsel and Independent Auditors" in the Prospectus and Statement of Additional Information.


/s/ Coopers & Lybrand L.L.P.
    --------------------------
    COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 25, 1996